Exhibit 99.1

Solar Senior Capital Announces December 31, 2011 Financial Results; Declares Monthly Dividend of $0.10 per Share for March 2012

NEW YORK--(BUSINESS WIRE)--February 22, 2012--Solar Senior Capital Ltd. (NASDAQ: SUNS), today reported net investment income for the quarter ended December 31, 2011 of $2.6 million, or $0.27 per share, fully covering fourth quarter dividends of $0.27 per share. Net investment income for the year was $2.6 million, or $0.30 per share. Excluding upfront fees and expenses of $2.8 million, or $0.32 per share, related to the establishment of the Company’s five-year $200 million credit facility, net investment income for the year was $5.4 million, or $0.62 per share. The net asset value at the end of the Company’s first fiscal year was $172.4 million, or $18.15 per share, an increase of $0.18 per share over the prior quarter.

The Company also announced that its Board of Directors has declared a monthly dividend of $0.10 per share for March 2012, which will be payable on April 3, 2012 to stockholders of record on March 20, 2012. The Company expects the dividend to be paid from taxable earnings with specific tax characteristics reported to stockholders after the end of 2012.

Balance Sheet Highlights
($ in millions, except per share amounts)
	December 31,	September 30,
	2011	2011
Investment Portfolio	$177.7	$138.4
Total Assets	$187.4	$177.7
Net Assets	$172.4	$170.7
NAV per share	$18.15	$17.97

Yield on Fair Value	8.5%	8.6%

Income Highlights for the Quarter and Year
($ in thousands)

	Quarter ended	Year ended
	December 31,	December 31,
	2011	2011*

Investment Income	$3,554	$7,890

Debt Issuance Costs	$(21)	$(2,795)

Net Investment Income	$2,570	$2,600
Net Realized and Unrealized Gain	1,676	(2,850)
Net Income	$4,246	$(250)

* From inception on January 28, 2011 through December 31, 2011.

“We believe our 2011 results support our thesis for establishing this senior-secured middle market investment business,” said Michael Gross, Chairman and CEO of Solar Senior Capital. “We’ve demonstrated that our strong origination platform can source attractive middle market senior secured loans, as well as select secondary opportunities where we’ve previously underwritten the credits. Since inception in February 2011, we’ve invested approximately $220 million par value in senior secured loans. At this time, our IPO proceeds are fully deployed and we’ve begun to draw on our $200 million credit facility. We now have a well-diversified portfolio of senior secured loans, which is 100% performing and yields 8.5% at fair value. During 2011, we increased our monthly dividend from $0.05 per share to $0.10 per share, and we’re committed to further growing the dividend as we invest the proceeds from our credit facility.”

Portfolio and Investment Activity

During the quarter ended December 31, 2011, we invested approximately $64.1 million across eight new and one existing portfolio companies. We received proceeds of approximately $24.7 million from principal repayments and sales of securities of five portfolio companies during the fourth quarter.

During the year ended December 31, 2011, we invested approximately $219.1 million across 23 new portfolio companies. We received proceeds of approximately $2.2 million from principal repayments and approximately $32.0 million from sales of securities of seven portfolio companies during the year.

As of December 31, 2011, the fair value weighted average yield on income-producing investments in our portfolio was approximately 8.5%.

At December 31, 2011, we had investments in debt securities of 21 portfolio companies, totaling approximately $177.7 million. The portfolio was comprised of over 98% senior secured loans and less than 2% unsecured debt. As of December 31, there were no non-accrual assets in the portfolio.

As of December 31, 2011, the weighted average investment rating on the fair market value of our portfolio was 2.

Results of Operations

Investment income of approximately $3.6 million for the three months ended December 31, 2011 represents a 24% increase over the previous quarter and was primarily attributable to interest earned on a larger investment portfolio. Expenses for the fourth quarter were also higher than the third quarter (excluding upfront debt issuance costs) due to higher management fees on a larger portfolio and interest expense incurred as we began borrowing under our credit facility.

During the fourth quarter of 2011, we had net realized and unrealized gains of $1.7 million resulting from sales of five portfolio assets and increases in leveraged loan indices during the quarter.

Investment income of approximately $7.9 million for the partial year ended December 31, 2011 was primarily attributable to interest earned from investments and from interest earned on cash and cash equivalents.

Financial Statements and Tables

SOLAR SENIOR CAPITAL LTD.
STATEMENT OF ASSETS AND LIABILITIES
(in thousands, except per share amounts)

December 31, 2011
Assets
Investments at fair value:
Non-controlled, non-affiliated investments, at fair value (cost: $180,023)	$177,749
Total investments	177,749

Cash and cash equivalents	2,934
Receivable for investments sold	4,931
Interest receivable	1,687
Prepaid expenses and other receivables	94
Total Assets	187,395

Liabilities
Credit facility payable	8,600
Payable for investments purchased	4,912
Due to Solar Capital Partners LLC:
Investment advisory and management fee payable	944
Due to Solar Capital Management LLC	141
Other accrued expenses and payables	363
Total Liabilities	14,960

Net Assets
Common stock, par value $0.01 per share 9,500,100 shares issued and outstanding, 200,000,000 authorized	95
Paid-in capital in excess of par	177,815
Distributions in excess of net investment income	(2,625)
Accumulated net realized loss on investments	(576)
Net unrealized depreciation on investments	(2,274)
Total Net Assets	$172,435

Number of shares outstanding	9,500,100
Net Asset Value Per Share	$18.15

SOLAR SENIOR CAPITAL LTD.
STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

For the period January 28, 2011(1) to December 31, 2011
INVESTMENT INCOME:
Interest income from non-controlled, non-affiliated investments	$7,890
Total investment income	7,890

EXPENSES:
Investment advisory and management fees	944
Interest and other credit facility expenses	237
Administrative service fee	289
Insurance expense	341
Audit and tax preparation	206
Director's fees	152
Other general and administrative expenses	326
Total expenses before debt issuance costs	2,495
Debt issuance costs	2,795
Total expenses	5,290
Net investment income	2,600

REALIZED AND UNREALIZED LOSS ON INVESTMENTS:
Net realized loss on non-controlled, non-affiliated investments	(576)
Net change in unrealized loss on non-controlled, non-affiliated investments	(2,274)

Net realized and unrealized loss on investments	(2,850)

NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS	$(250)

Loss per share	$(0.03)

(1) Commencement of operations

Conference Call and Webcast

The company will host an earnings conference call and audio webcast at 11:00 a.m. (Eastern Time) on Thursday, February 23, 2012. All interested parties may participate in the conference call by dialing (800) 638-5495 approximately 5-10 minutes prior to the call, international callers should dial (617) 614-3946. Participants should reference Solar Senior Capital Ltd. and the participant passcode of 77154669 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through Solar Senior Capital's website, www.solarseniorcap.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Solar Senior Capital website.

ABOUT SOLAR SENIOR CAPITAL LTD.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans including first lien, unitranche, and second lien debt instruments.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

CONTACT:
Solar Senior Capital Ltd.
Nicholas Radesca, 212-993-1660